EXHIBIT 23

[LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-59161, No. 33-62897 and No. 333-59009) and in the Registration Statements on Form S-8 (No. 33-59783, No. 33-48770, No. 33-13292, No. 33-32504, No. 333-06977, No. 333-06989, No. 333-78429, No. 333-62382 and No. 333-88476), of Ryerson Tull, Inc. of our report dated May 14, 2004 relating to the financial statements of the Ryerson Tull Savings Plan, which appears in this Form 11-K.

            /s/    PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

June 25, 2004